AMENDMENT NO. 3

		AMENDMENT NO. 3 dated as of June 3, 1994, among FOREST OIL CORPORATION, a corporation duly and validly existing under the laws of the State of New York (the "Company"); each of the lenders that is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

		The Company, the Banks and the Agent are parties to a Credit Agreement dated as of December 1, 1993, as amended by Amendment No. 1 dated as of December 28, 1993 and Amendment No. 2 dated as of January 27, 1994 (as amended, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said Banks to the Company in an aggregate principal amount not exceeding $50,000,000. The Company, the Banks and the Agent wish to increase the aggregate amount of the Commitments under the Credit Agreement and to amend the Credit Agreement in certain other respects, and accordingly, the parties hereto hereby agree as follows:

		Section 1. Definitions. Except as otherwise defined in this Amendment No. 3, terms defined in the Credit Agreement and are used herein as defined therein.

		Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

		A. The following definitions in Section 1.01 of the Credit Agreement shall each be amended in its entirety to read as follows:

		"A Commitment" shall mean, for each A Bank, the obligation of such Bank to make A Loans in an aggregate principal amount up to but not exceeding (a) in the case of a Bank that is a party to this Agreement as of the date of Amendment No. 3, the amount set opposite the name of such Bank on Schedule I of Amendment No. 3 under the caption "A Commitment" or (b)in the case of any other A Bank, the aggregate amount of the A Commitments of other A Banks acquired by it pursuant to Section 12.06(b) hereof (in each case, as the same may be reduced from time to time pursuant to Section 2.04 hereof or increased or reduced from time to time pursuant to said Section 12.06(b) hereof).

		"Applicable Margin" shall mean, with respect to each Type of Loan for any period during which the outstanding Loans and Letter of Credit Liabilities under this Agreement are within the range specified under "Range of Aggregate Outstanding Liabilities" in Schedule X below, the percentage per annum set forth opposite such range under such Type of Loan in such Schedule X, provided that the "Applicable Margin" shall be increased or reduced, as applicable, on the date of the borrowing of a Loan or the issuance of a Letter of Credit,or the repayment of a Loan or expiration of a Letter of Credit, as the case may be, which results in the outstanding Loans and Letter of Credit Liabilities shifting from one range to another.

                   							Schedule X
                   							__________

                         								Applicable Margin (% per annum)
 Range of Aggregate              ________________________________
	Outstanding Liabilities         Base Rate Loans     Eurodollar Loans
	_______________________         _______________     ________________

	$0 - $39,999,999.99                 3/8%                 1 5/8%
	$40,000,000.00 -
	  $44,999,999.99                    3/4%                 2%
	$45,000,000.00 -
	  $50,000,000.00                    1 1/4%                 2 1/2%

		"B Commitment" shall mean for each B Bank, the obligation of such Bank to make B Loans in an aggregate principal amount up to but not exceeding (a) in the case of a Bank that is party to this Agreement as of the date of Amendment No. 3, the amount set opposite the name of such Bank on Schedule I of Amendment No. 3 under the caption "B Commitment" or (b) in the case of any other B Bank, the aggregate amount of the B Commitments of other B Banks acquired by it pursuant to Section 12.06(b) hereof (in each case, as the same may be reduced from time to time pursuant to Section 2.04 hereof or increased or reduced from time to time pursuant to said Section 12.06(b) hereof).

		For the purposes of Sections 2.03, 2.10, 4.05, 9.11, 9.14 and
	9.17 hereof only,the B Commitment shall be divided into three sublimits as follows:

		 (i)    sublimit 1 (hereafter referred to as the "General
			       Corporate Sublimit") shall be $12,500,000;

		(ii) sublimit 2 (hereinafter referred to as the "Acquisition Sublimit") shall be $17,500,000; and

   (iii)  sublimit 3 (hereinafter referred to as the "Working Capital
       	  Sublimit" and together with the General	Corporate Sublimit
       	  and the Acquisition Sublimit, the "Sublimits") shall be $10,000,000.

		Reductions in the B Commitment shall reduce one or more of the  Sublimits as provided in Sections 2.10(d) and 4.05 hereof.

		Each B Bank's Commitment Percentage of each Sublimit shall equal such B
 Bank's Commitment Percentage of the B Commitment.

		"`JEDI Collateral' shall mean "Collateral" as defined in the JEDI Agreement on the date of Amendment No. 1."

		"`JEDI Investments' shall mean at any time of determination, all amounts, including without limitation cash expended and the fair market value of Property contributed by the Company or any of its Subsidiaries in connection with the JEDI Mortgaged Properties, including without limitation all expenses for Capital Operations (excluding any general, administrative or office charges or overhead, except to the extent allocated to such Properties in accordance with
	GAAP) prior to such time of determination (on a cumulative basis) and all Operating Costs prior to such time of determination(on a cumulative basis) (each as defined in the JEDI Agreement on the date of Amendment No. 1),but excluding the purchase price of the JEDI Mortgaged Properties acquired on or prior to December 31, 1993 minus Net Operating Cash Flow received by or for the account of the Company prior to such time of determination (on a cumulative basis) provided that the calculation of the JEDI Investments shall not result in a number less than zero."

		B. The definition of "Mortgage(s)" in Section 1.01 of the Credit Agreement is amended by deleting the phrase "Schedules I and II thereto" and replacing such phrase with "any Exhibit or Schedule thereto."

		C. The following definition shall be added in alphabetical order in Section 1.01 of the Credit Agreement:

		"'Amendment No. 3' shall mean Amendment No. 3 to this Agreement dated as of June 3, 1994."

		D. Section 2.01 of the Credit Agreement is amended by deleting clauses (a) and (b) therein in their entirety and replacing them as follows:

		(a)  A Loans.  Each A Bank severally agrees, in accordance with the terms and conditions of this Agreement, to make one or more loans to the Borrowers in Dollars during the period from and including the date hereof to and including the Commitment Termination Date in an aggregate amount, as to all
Borrowers, up to but not exceeding the lesser of (x) the A Commitment of such Bank and (y) an amount equal to such Bank's Commitment Percentage multiplied by the Borrowing Base determined pursuant to the immediately preceding Reserve Evaluation Report; provided that (i) in no event shall the aggregate principal amount of all A Loans, together with the aggregate amount of all Letter of Credit Liabilities in respect of the A Commitments, exceed the aggregate amount of the A Commitments as in effect from time to time and
(ii) the Borrowers may not borrow A Loans or obtain Letters of Credit under this Agreement at any time while a Borrowing Base Deficiency exists.  The aggregate of the A Commitments of the A Banks on the date of Amendment
No. 3 is $10,000,000.

		(b) B Loans. Each B Bank severally agrees, in accordance with the terms and conditions of this Agreement, to make one or more loans to the Borrowers in Dollars during the period from and including the date of Amendment No. 3 to and including the Commitment Termination Date in an aggregate amount, as to all Borrowers, up to but not exceeding the lesser of (x) the B Commitment of such Bank and (y) an amount equal to such Bank's Commitment Percentage multiplied by the Borrowing Base determined pursuant to the immediately preceding Reserve Evaluation
Report minus the aggregate of the A Commitments at such time; provided that (x) in no event shall the aggregate principal amount of B Loans, together with the aggregate amount of all Letter of Credit Liabilities in respect of the B Commitments exceed the aggregate amount of the B Commitments as in effect from time to time; and (y) the Borrowers may not borrow B Loans or obtain Letters of Credit under this Agreement at any time while a Borrowing Base Deficiency exists. The aggregate of the B Commitments of the B Banks on the date of Amendment No. 3 is $40,000,000.

		Section 2.01 is further amended by adding a new clause (d) at the end of such Section as follows:

		(d) Notwithstanding any provision of this Section 2.01 to the contrary, the aggregate amount of Letter of Credit Liabilities outstanding under this Agreement shall not at any time exceed the lesser of (i) $10,000,000 and (ii) the aggregate of the Commitments.

		E. Section 2.03 of the Credit Agreement is amended by deleting the first sentence in such Section and replacing it as follows:

		Subject to the terms and conditions of this Agreement, the A Commitments and the General Corporate Sublimit and the Working Capital Sublimit of the B Commitments may be utilized, upon the request of the Company, in addition to the Loans provided for in Section 2.01 hereof, for the issuance by the Issuing Bank of letters of credit (collectively "Letters of Credit") for account of the Borrowers, provided that in no event shall (i) the aggregate amount of all Letter of Credit
 Liabilities, together with the aggregate principal amount of the Loans exceed the lesser of (A) the aggregate of the Commitments and (B) the Borrowing Base as determined pursuant to the immediately preceding
 Reserve Evaluation Report, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $10,000,000, (iii) all or any portion of the Acquisition Sublimit be utilized for the issuance of Letters of Credit and (iv) the expiration date of any Letter of Credit extend beyond the earlier of the Commitment Termination Date and the date 12 months following the issuance of such Letter of Credit.

		Section 2.03 of the Credit Agreement is further amended by deleting clauses (b), (d), (e) and (f) in their entirety and replacing as follows:

		(b) On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the A Commitment of each A Bank or, if applicable, the applicable Sublimit of the B Commitment of each B
 Bank, shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such A Bank's A Commitment Percentage or such B
 Bank's B Commitment Percentage, as the case may be, of the then undrawn face amount of such Letter of Credit. Each A Bank (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder which utilizes all or a portion of the A Commitment, and each B Bank (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder which utilizes all or a portion of the General Corporate Sublimit or Working Capital Sublimit of the B
 Commitment, it shall automatically acquire a participation in the Issuing Bank's liability under such Letter of Credit in an amount equal to such Bank's applicable Commitment Percentage of such liability, and each such Bank (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Commitment Percentage of the Issuing
 Bank's liability under such Letter of Credit.

		(d) Forthwith upon its receipt of a notice referred to in clause (c) of this Section 2.03, the Company shall advise the Agent whether or not the Borrowers intend to borrow hereunder to finance their obligations to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05 hereof. In the event that the Company fails to so advise the Agent, or if the Borrowers fail to reimburse the Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, the Agent shall give each A Bank (if such Letter of Credit utilized all or a portion of the A Commitments) or each B Bank (if such Letter of Credit utilized all or a portion of the General Corporate Sublimit or Working Capital Sublimit of the B Commitment) prompt notice of the amount of the demand for payment, specifying, with respect to its applicable Commitment, such Bank's Commitment Percentage of the amount of the related demand for payment.

		(e) Each A Bank or B Bank, as the case may be (other than the Issuing Bank) shall pay to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, with respect to its applicable Commitment, the amount of such Bank's Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Bank (through the Agent) to such Bank requesting such payment and specifying such amount. Each Bank's obligation to make such payments to the Agent for account of the Issuing Bank under this clause (e), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, (i) the failure of any other
 A Bank or B Bank, as the case may be, to make its payment under this clause (e), the financial condition of the Borrowers and the other
 Obligors (or any other account party), the existence of any Default or
 (ii) the termination of the A Commitments or B Commitments, as the case may be. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Bank shall default in its obligation to make any such payment to the Agent for account of the Issuing Bank, for so long as such default shall continue the Agent shall at the request of the Issuing Bank withhold from any payments received by the Agent under this Agreement or any Note for account of such Bank the amount so in default and the Agent shall pay the same to the Issuing Bank in satisfaction of such defaulted obligation.

		(f) Upon the making of each payment by a Bank to the Issuing Bank pursuant to clause (e) above in respect of any Letter of Credit, such Bank shall, automatically and without any further action on the part of the Agent, the Issuing Bank or such Bank, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by such Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Bank's Commitment Percentage of its applicable Commitment in any interest or other amounts payable by such Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to clause (g) of this Section 2.03). Upon receipt by the Issuing Bank from or for account of such Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall promptly pay to the Agent for account of each Bank entitled thereto, such Bank's Commitment Percentage of its applicable Commitment of such payment, each such payment by the Issuing
 Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to any A Banks or the B Banks, as applicable, hereunder is rescinded or must otherwise be returned by the Issuing Bank, each such Bank receiving such payment, shall, upon the request of the Issuing Bank (through the Agent), repay to the Issuing Bank (through the Agent) the amount of such payment paid to such Bank, with interest at the rate specified in clause (j) of this Section 2.03.

		Section 2.03 of the Credit Agreement is further amended by deleting each reference to "A Bank" in clauses (g), (h), (j) and (k) and the penultimate sentence in such Section and replacing each such reference with "Bank".

		F. Section 2.04 of the Credit Agreement is amended by deleting the phrase "(in the case of the A Commitments)" in subclause (b)(i) therein and by deleting the "A" immediately preceding the phrase "Commitments shall" in subclause (b)(ii) therein.

		G. Section 2.05 of the Credit Agreement is amended by deleting the phrase "(based on the A Commitments) use of each A Bank's A Commitment)" and replacing such phrase with "(based on the A Commitments and/or B Commitments, as applicable) use of each A Bank's A Commitments and/or B Bank's B Commitments, as the case may be)".

		H. Section 2.10 of the Credit Agreement is amended by adding the following at the end of clause (c) therein:

		  Notwithstanding the foregoing, the Company shall not be required to prepay the Loans (and/or provide cover for the Letter of Credit Liabilities), and the Commitments shall not be subject to automatic reduction upon any sale of Property, other than Mortgaged Property, pursuant to Section 9.05(iii) hereof.

		Section 2.10 of the Credit Agreement is further amended by deleting the introduction to clause (d) and subclause (d)(i) therein and replacing them as follows:

		(d) Application. Prepayments and reductions of Commitments described in the above clauses of this Section 2.10 shall be effected as follows:

			(i) first the B Commitments shall be automatically reduced by an amount equal to the amount specified in such clauses in the following order of priority:

			(x) first, the B Commitments attributable to the Working Capital Sublimit;

			(y) second, the B Commitments attributable to the General Corporate Sublimit; and

			(z) third, the B Commitments attributable to the Acquisition Sublimit

	(and to the extent that, after giving effect to such reduction, the aggregate outstanding principal amount of B Loans would exceed the B Commitment, the Borrowers shall prepay B Loans in an amount equal to such excess in the order of priority set forth in clauses (x) through
	(z) above); and

		Section 2.10 of the Credit Agreement is further amended by adding "or
9.17" immediately following "5.07(c)" in clause (e) therein.

		Section 2.10 is further amended by adding a new clause (f) at the end of such Section as follows:

			(f) Mandatory Reduction of Working Capital Sublimit. If at any time the aggregate amount of Loans and Letter of Credit Liabilities (the "Aggregate Outstandings") exceeds $45,000,000.00, the Borrowers will prepay the Loans, and/or provide cover for the Letter of Credit Liabilities as specified in clause (e) above, in each case outstanding in respect of the Working Capital Sublimit, in such amounts such that for a period of at least five consecutive Business Days commencing no later than the 90th day following the day on which the Aggregate Outstandings exceeded
 $45,000,000.00, the aggregate principal amount of Loans and Letter of Credit Liabilities outstanding in respect of the Working
 Capital Sublimit shall not exceed $5,000,000.

		I. Section 4.05 of the Credit Agreement is amended by deleting the second paragraph therein in its entirety and replacing it as follows:

		Each such notice of termination or reduction shall specify the amount and Class of the Commitments to be terminated or reduced and, if such reduction is in respect of the B Commitments, the applicable Sublimit or Sublimits to be terminated or reduced.
  Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans (including the Class of the Loans, and in the case of B Loans, the applicable Sublimit or Sublimits) to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans (including the Class of the Loans, and in the case of B Loans, the applicable Sublimit or Sublimits) to which such Interest Period is to relate. The Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Borrowers fail to select the Type of Loan, or the duration of any Interest Period for any Eurodollar
  Loan, within the time period and otherwise as provided in this
  Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan. In the event the Borrowers fail to select a Sublimit for borrowings with respect to a B Loan, such B Loan will first be made in respect of the General
  Corporate Sublimit, then in respect of the Working Capital
  Sublimit and finally in respect of the Acquisition Sublimit.
  Notwithstanding the foregoing, the Sublimits of the B Loans shall be prepaid in the order of priority specified in Section
  2.10(d)(i) hereof.

		J. Section 9.05 of the Credit Agreement is amended by adding the following at the end of subclause (iii) therein:

		", provided, further, that such conveyance, sale, lease, transfer or other disposition shall not include any Accounts or Inventory
(each as defined in the Security Agreement) of the Company or any of its Restricted Subsidiaries other than Accounts or Inventory
(x) incidental to the sale of Hydrocarbon Properties and (y) created or produced from such Hydrocarbon Properties on or after the effective date of any such conveyance, sale, lease, transfer or other disposition of such Hydrocarbon Properties."

		K. Section 9.11 of the Credit Agreement is amended by adding the following immediately after the phrase "A Commitments" in subclause
(i) therein, "and the unused portion of the B Commitments attributable to the General Corporate Sublimit and the Working Capital Sublimit."

		L. Section 9.14 of the Credit Agreement is amended in its entirety to read as follows:

		9.14  Use of Proceeds.  The Borrowers will use the proceeds of
   (i) the A Loans and the Letters of Credit issued pursuant to the A Commitment solely for general working capital purposes and general corporate purposes, (ii) the General Corporate Sublimit of the B Loans and the Letters of Credit issued thereunder solely for general corporate purposes, (iii) the Acquisition Sublimit of the B Loans solely for the acquisition or development of Proved Reserves (in compliance with all applicable legal and regulatory requirements) and (iv) the Working
   Capital Sublimit of the B Loans and the Letters of Credit issued thereunder solely for general working capital purposes; provided that neither the Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

		M. Section 9.17 of the Credit Agreement is amended in its entirety to read as follows:

		9.17 Modifications and Payments of Subordinated Indebtedness and Non-Recourse Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, (a) agree to any amendment, supplement or other modification of any of the Senior Subordinated Debt Documents or any other documents providing for or evidencing any Subordinated
Indebtedness or Non-Recourse Debt or (b) pay, prepay, redeem, retire, purchase or otherwise acquire for value, or defease, any Subordinated Indebtedness or Non-Recourse Debt except for (subject to the subordination provisions, if applicable, relating thereto) regularly scheduled payments of principal thereof and interest thereon or regularly scheduled redemptions thereof on the respective dates on which such payments or redemptions are required to be made; provided that the Company may (if no Default has occurred and is continuing or will result therefrom and if no Loans or Letter of Credit Liabilities are outstanding under the Working Capital Sublimit or no Loans are outstanding under the Acquisition Sublimit) (i) apply 30% of the net cash proceeds received by the Company from any Person other than a Subsidiary of the Company as a result of the issuance or sale of Capital Stock of the Company (other than Disqualified Capital Stock) to prepay, redeem or retire any Subordinated Indebtedness or Non-Recourse Debt and
(ii) refinance such Senior Subordinated Debt provided that (w) the subordination or non-recourse provisions, as the case may be, for such Indebtedness remain unchanged; (x) the interest rate applicable to such Indebtedness is not increased; (y) the final maturity of such Indebtedness is not accelerated and (z) the covenants and other provisions thereof are not modified in any respect determined by the Majority Banks to be materially adverse to the Company or the Banks.

	In order to allow prepayment of Subordinated Indebtedness or Non-Recourse Debt as set forth in the proviso to the immediately preceding sentence, notwithstanding the provisions of Sections 2.10(d) and 4.05 hereof to the contrary, the Company may apply the net cash proceeds received by the Company pursuant to the issuance or sale of Capital
Stock of the Company as provided in subclause (ii) above to prepay the B Loans or provide cover for Letter of Credit Liabilities as specified in
Section 2.10(e) hereof in the following order of priority, (x) first, to the prepayment of Loans and Letter of Credit Liabilities attributable to the Working Capital Sublimit, (y) second, to the prepayment of Loans attributable to the Acquisition Sublimit and (z) third, to the prepayment of Loans and Letter of Credit Liabilities attributable to the General Corporate Sublimit; provided that prepayment of the Loans and Letter of Credit Liabilities under the General Corporate Sublimit are not required in order to redeem, prepay or retire any Subordinated Indebtedness or Non-Recourse Debt as provided in clause (i) above.

		N.      The Credit Agreement is amended by adding a new
Section 9.23 therein to read as follows:

		9.23  Additional Mortgaged Property; Title Opinions.

		The Borrowers shall cause title opinions or other evidence, acceptable to the Majority Banks in their sole discretion, of the Borrowers' interest in the Properties listed on Exhibit A to Amendment
No. 3 to be delivered to the Agent within 60 days of the date of Amendment No. 3. Each such opinion or acceptable alternative shall be satisfactory to the Majority Banks in form and substance.

		O. Section 11.09 of the Credit Agreement is amended by adding the following paragraphs at the end of such Section:

		Notwithstanding any provision of this Agreement to the contrary, the Agent shall, in connection with any disposition by an Obligor of any Properties described in the last paragraph of this
Section 11.09, release such Properties from the Lien of each of the Security Documents, without the consent of any Bank, upon the receipt by the Agent of a certificate from the Obligor seeking such release which certificate shall state (i) that no Default or Event of Default has occurred and is continuing, (ii) the applicable provisions of this Agreement which permit the disposition of such Property and (iii) that the disposition of such Property in the manner contemplated by such Obligor is permitted pursuant to the terms of this Agreement.

	 The Properties which shall be released from the Lien of the Security Documents, subject to the provisions described in the preceding paragraph, are:

	    i) any Properties of the Company, other than Mortgaged Properties, to the extent such Properties are disposed of in accordance with the limitations set forth in Section 9.05(iii) hereof; and

	   ii) any Hydrocarbon Properties,other than Mortgaged Properties, subject to a farmout or similar agreement, provided that such release shall not extend to (A) any equipment located on, proceeds from the sale of, or production of hydrocarbons from, such Hydrocarbons Properties that are retained by the Company after such farmout or similar agreement and (B) any Inventory or Equipment (as defined in the Security Agreement) that is the subject of such farmout or similar agreement (the "Farmout Interest") and that is or may be utilized for the exploration, production or marketing of Hydrocarbons attri-butable to (x) the Farmout Interest and (y) other properties of the Company that are (i) Mortgaged Properties or (ii) described in the Security Documents and intended to be Mortgaged Properties.

		Section 3. Representations and Warranties. The Company represents and warrants to the Agent and the Banks that the representations and warranties set forth in Section 8 of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Section 8 to "this Agreement" included reference to this Amendment No. 3.

		Section 4. Conditions Precedent. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

		A. Execution by All Parties. This Amendment No. 3 shall have been executed and delivered by each of the parties hereto.

		B. Documents. The Agent shall have received the following documents, each of which shall be satisfactory to the Agent in form and substance:

		(1) Corporate Documents. The following documents, each certified as indicated below:

			(a) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of a recent date and certifying
(i) that attached thereto is a true and complete copy of the by-laws of the Company as amended and in effect at all times from the date on which the resolutions referred to in clause (ii) were adopted to and including the date of such certificate, (ii) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Company or the authorized executive committee thereof authorizing the execution, delivery and performance of this Amendment No. 3 and the Credit Agreement as amended hereby and that such resolutions have not been modified, rescinded or amended and are in full force and effect,
(iii) that the charter of the Company has not been amended since the date of the certification thereto furnished pursuant to
Section 7.01 of the Credit Agreement and (iv) as to the incumbency and specimen signature of the officer of the Company executing this Amendment; and

			(b) a certificate of another officer of the Company as to the incumbency and specimen signature of the Secretary or such Assistant Secretary of the Company, and a corresponding certificate of another officer of the Company as to its signing officers.

		(ii) Opinion of Counsel to the Obligors. An opinion,dated the date hereof, of Daniel McNamara, Esq., Counsel of each of the Obligors, substantially in the form of Exhibit C to the Credit Agreement, except that each reference in such opinion to the Credit Agreement shall be to this Amendment No. 3 and the Credit Agreement as amended by this Amendment No. 3, and covering such other matters as the Agent or any Bank may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Banks and the Agent).

	    (iii) Opinion of Local Counsel. A favorable opinion from each of Liskow & Lewis, Conner & Winters, Vinson & Elkins L.L.P. and Brown &
Drew, special counsel to the Banks in each of Louisiana, Oklahoma, Texas and Wyoming, respectively, dated the date hereof, for each such state and with respect to the Properties covered by the Mortgages (including the amendments (the "Mortgage Amendments") referred to in clause (iv) below) and located in such respective states as to the following:

			(i) the fact that no amendment, supplement or modification of the Mortgages is required in connection with the execution and delivery of Amendment No. 3, other than the Mortgage Amendments, in order to assure, preserve, protect and perfect the lien of the Mortgages upon the Mortgaged Properties as secured for the Indebtedness referred to therein;

		    (ii) compliance with all applicable state laws, including all applicable recording, filing and registration laws, of the Mortgage Amendments and the Mortgages as amended by the Mortgage
Amendments and the New Notes (as defined below), and the form and manner of the authorization, execution, acknowledgment and delivery of each thereof;

		   (iii) the legal, valid and binding nature of the Mortgage Amendments and the Mortgages, and the New Notes, and the enforceability thereof in accordance with their respective terms;

		   (iv) the fact that the Mortgage Amendments and the Mortgages as amended by the Mortgage Amendments constitute a legal, valid and effective mortgage lien upon the mortgaged properties as security for the Indebtedness referred to therein;

		   (v) the absence of any requirement for any authorization or approval by any public regulatory body or authority, with regard to the valid execution and delivery of, and the validity, legality and effectiveness of, the Mortgage Amendments and the Mortgages as amended by the Mortgage Amendments and the New Notes;

		  (vi) as to all recording, filing and registration procedures as shall be necessary under applicable state laws to constitute the Mortgage Amendments and the Mortgages as amended by the Mortgage Amendments, a mortgage, pledge and financing statement in accordance with the terms thereof and the intention of the parties thereto, and as to the necessity of any periodic or other rerecording or refiling of the Mortgages, or any other instrument in order to maintain the lien of the Mortgages as amended by the Mortgage Amendments; and

	       (vii) as to such state or local mortgage recording taxes, stamp taxes, or other fees, taxes or governmental charges as shall be required to be paid in connection with the execution, delivery, filing for record or recording of the Mortgage Amendments and the New Notes.

		(iv) Additional Properties. One or more amendments or supplements to the Mortgages adding the Properties listed on Exhibit A to the Lien of the Mortgages, in each case duly executed and delivered by the Company in recordable form (in such number of copies as the Agent shall have requested.

	       (v) New Notes. The Company shall have delivered to the Agent for each of the Banks promissory notes of the Company in substantially the form of Exhibits A-1 and A-2 to the Credit Agreement (the "New
Notes"), dated February 7, 1994, payable to the order of such Bank in a principal amount equal to its A Commitment (in the case of the New Notes in the form of such Exhibit A-1) and in the principal amount of its B Commitment (in the case of the New Notes in the form of such Exhibit A-
2) (each as specified in Schedule I) and otherwise duly completed in extension, renewal and substitution of the Notes delivered on the date of the execution of the Agreement (the "Old Notes").

		(2) Other Documents. Such other documents as the Agent or any Bank or special counsel to the Agent may reasonably request.

		Section 5. Surrender of Existing Notes. Promptly following the effectiveness of this Amendment No. 3, each Bank shall deliver to the Company the Old Notes from the Borrowers to such Bank properly endorsed "Cancelled".

		Section 6. Increase in Borrowing Base. Effective as of the date of this Amendment No. 3, the Borrowing Base has been redetermined pursuant to
Section 1.03(d) of the Credit Agreement, and until a further redetermination as provided pursuant to the Credit Agreement, the Borrowing Base shall be $50,000,000.

		Section 7. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 3 by signing any such counterpart. This Amendment No. 3 shall be governed by, and construed in accordance with, the law of the State of New York.

		IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered as of the day and year first above written.

				       FOREST OIL CORPORATION


				       By /s/Kenton M. Scroggs
					  _________________________
						 Name:  Kenton M. Scroggs
					  Title: Vice President & Treasurer


				       THE CHASE MANHATTAN BANK
					 (NATIONAL ASSOCIATION)


				       By /s/Richard F. Betz
						 _________________________
						 Name:  Richard F. Betz
						 Title: Vice President


				       THE CHASE MANHATTAN BANK
				 (NATIONAL ASSOCIATION), as Agent


				       By /s/Richard F. Betz
					  _________________________
						 Name:  Richard F. Betz
					  Title: Vice President

				       CHRISTIANIA BANK
					 (NEW YORK BRANCH)


				       By /s/Peter M. Dodge  /s/Jahn O. Roising
					  _____________________________________
						 Name: Peter M. Dodge  Jahn O. Roising
					  Title:V. President  First V.President


				       THE FIRST NATIONAL BANK OF BOSTON

				       By  /s/Richard A. Low
						  _________________________
						  Name:  Richard A. Low
						  Title: Division Executive

- - -----------------------------------------------------------------------------


                                                                    SCHEDULE I



                          Commitments of the Banks



Bank Name                       A Commitment            B Commitment
_________                       ____________            ____________

The Chase Manhattan Bank        $4,285,714.28           $17,142,857.14
  (National Association)

Christiania Bank                $2,857,142.86           $11,428,571.43
  (New York Branch)

The First National Bank         $2,857,142.86           $11,428,571.43
  of Boston

- - -----------------------------------------------------------------------------


										EXHIBIT A


			Properties added to the
			Mortgage on the date of
			    Amendment No. 3
			_______________________




		[Insert property descriptions for:

			 (i)  Vermillion 255 A, C & D
			(ii)  Brazos 507
  (iii)  East Cameron 109/Vermillion 101
			(iv)  Vermillion 102 (British Borneo)]



(..continued)
     ======================================================================

				       EXHIBIT A


OFFSHORE TEXAS
BRAZOS 507
OPERATOR: W & T OFFSHORE
FOC ORRI = 12.5% BPO
FOC ORRI = 12.5% APO


All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                              Recording
Lease No.         Lessor           Lessee               Date     Data         Description of Properties
_________         ______           ______               ____     ____         _________________________

TO-192215-000001  USA OCS-G 13301  Transco Exploration  10/1/91  Serial No.   All of Block 507, Brazos Area, as shown on
                              		   & Prod. Co.                   OCS-G 13301  OCS Leasing Map, Texas Map No. 5 containing
																	                                                             5,760 acres, more or less, INSOFAR AND ONLY
                                                             																	INSOFAR as said lease lies within the confines
                                                       																       of the following described aliquots: W/2 of SW/4
                                                        																      of NE/4; NE/4 of NE/4 of SW/4; N/4 of NW/4 of
                                                             																	SE/4; E/2 of SE/4 of NE/4 of Block 507.  Limited
                                                             																	to 100' above the stratigraphic equivalent of the
                                                            																	 top of the L. Big Hum Sand at 7292' MD as seen in
                                                            																	 OCS-G-13301 #1 down to 100' below the base of the
                                                            																	 stratigraphic equivalent of the L. Big Hum Sand at
                                                             																	7334' MD as seen in the OCS-G-13301 #1.

- - ----------

1. Subject to Participation Agreement PA00321-P dated 1/1/93 by and between Forest Oil Corporation and W&T Offshore wherein Forest Oil Corporation agreed to convey 100% of its Operating Rights from surface to 100' below total depth drilled to W&T Offshore.

2.  Designation of Operator dated 6/17/93 designates W&T Offshore as Operator.

3. Assignment effective 10/6/93 conveying 100% of Forest Oil Corporation Operating Rights from the surface to 100' below the stratigraphic equivalent of 7,500' as found in the W&T OCS-G 13301 No. 1 Well

4. Gas Purchase Contract with Enron Gas Marketing, Inc. termed April 1, 1994 through October 1, 1994.



     ======================================================================


				       EXHIBIT A


OFFSHORE LOUISIANA
VERMILION 101
OPERATOR: FOREST OIL CORPORATION
FOC GWI: 0.2361000 (FROM ZILKHA)
FOC NRI: 0.1967000
FOC GWI: 763900 (From TEPCO)
FOC NIR: 6365833


All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                            Recording
Lease No.         Lessor           Lessee              Date    Data         Description of Properties
_________         ______           ______              ____    _________    _________________________

LO-192211-000001  USA OCS-G 10658  TXP Operating Co.,  7/1/89  Serial No.   All of Block 101, Vermilion Area, as shown on OCS
                         							   et al                       OCS-G 10658  Leasing Map, Louisiana Map No. 3 containing 4531.63
                                                        																    acres, more or less, INSOFAR AND ONLY INSOFAR as
                                                        																    said lease lies within the confines of the following
                                                        																    described aliquots: SW/4 of SE/4 of NW/4, E/2 of
                                                            												    NW/4 of SW/4, NW/4 of NE/4 of SW/4 of Block 101.
                                                        																    Limited to 100' above the stratigraphic equivalent
                                                        																    of the top of the 9300' Sand at 8496' MD as seen in
	                                                        															    OCS-G-10658 #1 (B-1) down to 100' below the base of
                                                        																    the stratigraphic equivalent of the 9,300' Sand at
                                                        																    8,710' MD as seen in the OCS-G-10658 #1 (B-1).

                                                        																    E/2 of NW/4 of SW/4, NW/4 of NE/4 of SW/4 of Block
                                                        																    101.  Limited to the stratigraphic equivalent of 100'
                                                        																    above the 10,300' Sand at 9,076' MD as seen in OCS-G-
                                                        																    10658 #1 (B-1) down to 100' below the base of the
                                                        																    stratigraphic equivalent of the 10,300' Sand at 9,136'
                                                        																    MD as seen in OCS-G-10658 #1 (B-1).

                                                        																    W/2 of NW/4 of SW/4 of Block 101.  Limited to 100'
                                                        																    above the stratigraphic equivalent of the top of the
                                                        																    9300' Sand at 10,156' MD as seen in OCS-G 8645 #1
                                                        																    down to 100' below the base of the stratigraphic
                                                        																    equivalent of the 9300' Sand at 10,380' MD as seen in
                                                        																    OCS-G 8645 #1.

_________

Subject to the following:

1. Program Agreement dated June 30, 1987, effective as of March 1, 1987, between TXP Operating Company and Zilkha Energy Company.

2. Agreement to Purchase and Sale dated June 1, 1989, by and between TXP Operating Company and Transco Exploration and Production Company.

3. Offshore Operating Agreement dated effective July 1, 1989, by and between Transco Exploration and Production Company, Operator, and Zilkha Energy Company, Non-Operator.

4. Assignment dated effective July 1, 1989, by and between TXP Operating Company, Assignor, and Transco Exploration and Production Company, Assignee, at Entry No. 9011228, Conveyance Records, Vermilion Parish and at Entry No. 220739, Conveyance Records, Cameron Parish, Loiusiana.

5. Assignment dated effective July 1, 1989, by and between Transco Exploration and Production Company, Assignor, and Zilkha Energy Company, Assignee, at Entry No. 9011229, Conveyance Records, Vermilion Parish and at Entry No. 220740, Conveyance Records, Cameron Parish, Louisiana.

6. Letter Agreement dated September 26, 1990, by and between Zilkha Energy Company and Transco Exploration and Production Company, covering the sales of natural gas from East Cameron Block 109 and Block 101.

That portion of Forest Oil Corporation interest which was acquired from TEPCO is subject to the following:

1. Conveyance of Production Payment (amended and restated) to Cactus Hydrocarbon III Limited Partnership dated Novmeber 9, 1993 recorded in Volume ____, Page ____ of the records of Cameron Parish, Louisiana.

2. Production and Delivery Agreement (amended and restated) with Cactus Hydrocarbon III Limited Partnership dated November 9, 1993 recorded in Volume ____, Page ____ of the records of Cameron Parish, Louisiana.

3. Amendment to and Restatement of Conveyance of Production Payment to Enron Reserve Acquisition Corp. dated November 9, 1993, recorded in Volume ______, Page ____ of the records of Cameron Parish, Louisiana.



	    =============================================================


				       EXHIBIT A


OFFSHORE LOUISIANA
VERMILION 102
OPERATOR: BRITISH BORNEO EXPLOR.
FOC ORRI = 10% BPO
FOC WI = 40% APO (UPON ELECTION)


All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                              Recording
Lease No.         Lessor           Lessee               Date     Data          Description of Properties
________          ______           ______               ____     _________     _____________________________

LO-193008-000001  USA OCS-G 3393   CNG Producing Co.,   1/1/77   Serial No.    All of Block 102, Vermilion Area, as shown on OCS
                            				   Ocean Production Co.,         OCS-G 3393    Official Leasing Map, Louisiana Map No. 3 contain-
                                                               									       ing 4587.70 acres, more or less, INSOFAR AND ONLY
                                                               									       INSOFAR as said lease lies within the confines of
                                                               									       the following described aliquot: NW/4 of SW/4 of
                                                               									       Block 102.  Limited to 100' above the stratigraphic
                                                               									       equivalent of the M-1 Sand top at 9472' MD as seen
                                                               									       in OCS-G-3393 #7 down to 100' below the base of
                                                               									       the stratigraphic equivalent of the M-1.8 Sand at
                                                               									       10,543' MD as seen in the OCS-G-3393 #7.


_________

1. Subject to Farmout Agreement F/O 9300801 dated 8/26/93 by and between Forest Oil Corporation and British Borneo Exploration.

2. Designation of Operator form dated 10/20/93 designates British Borneo Exploration as Operator of certain aliquots under Vermilion Block 102.


	    =============================================================


				       EXHIBIT A


OFFSHORE LOUISIANA
VERMILION 255
OPERATOR: FOREST OIL CORPORATION
FOC GWI: .2000000
FOC NRI: .1666667


All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                              Recording
Lease No.         Lessor           Lessee               Date     Data          Description of Properties
________          ______           ______               ____     _________     _____________________________

LO-162014-000001  USA OCS-G 1152   Forest Oil Corp.     6/1/62   Serial No.    All of Block 255, Vermilion Area, South Addition,
                                                        								 OCS-G-1152    as shown on Official Leasing Map La No. 3B, Outer
                                                               									       Continental Shelf Leasing Map, Louisiana Offshore
                                                               									       Operations containing 5,000 acres, more or less,
                                                               									       INSOFAR AND ONLY INSOFAR as said lease lies within
                                                               									       the confines of the following described aliquots:
                                                               									       SE/4 of SW/4 of NW/4, SW/4 of SE/4 of NW/4, NW/4
                                                               									       of SW/4, W/2 of NE/4 of SW/4, NE/4 of SW/4 of SW/4
                                                               									       of Block 255. Limited to 100' above the strati-
                                                              									       graphic equivalent of the top of the EH-5 Sand at
                                                               									       10,694' MD as seen in OCS-G-1152 #A-3 S/t and down
                                                               									       to 100' below the base of the stratigraphic
                                                               									       equivalent of the EH-5 Sand at 10,780' MD as seen
                                                               									       in OCS-G-1152 #A-3 S/T.


_________

1. Subject to Operating Agreement dated 5/17/61 by and between Forest Oil Corporation as Operator and CNG Producing as Non-Operator.

2.   Oil Contract with Phibro termed July 1, 1994 to December 31, 1994.


	    =============================================================


				       EXHIBIT A

OFFSHORE LOUISIANA
VERMILION 256
OPERATOR: FOREST OIL CORPORATION
FOC GWI: .2500000
FOC NRI: .2083333


All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                              Recording
Lease No.         Lessor           Lessee               Date     Data          Description of Properties
________          ______           ______               ____     _________     _____________________________

LO-162014-000002  USA OCS-G 1153  Forest Oil Corp.      9/1/70   Serial No.    All of Block 256, Vermilion Area, South Addition,
                                                        								 OCS-G 1153    as shown on Official Leasing Map LA No. 3B, Outer
                                                               									       Continental Shelf Leasing Map, Louisiana Offshore
                                                               									       Operations containing 5,000 acres, more or less,
                                                               									       INSOFAR AND ONLY INSOFAR as said lease lies within
                                                               									       the confines of the following described aliquots:
                                                               									       S/2 of NW/4 of SW/4, SW/4 of NE/4 of SW/4, S/2 of
                                                               									       SW/4, SW/4 of SW/4 of SE/4 of Block 256. Limited
                                                               									       to the stratigraphic equivalent of 100' above the
                                                               									       top of the K-1 Sand at 9710' MD as seen in OCS-G-
                                                               									       1977 #C-2 down to 100' below the base of the
                                                               									       stratigraphic equivalent of the K-1 Sand at 10,100'
                                                               									       MD as seen in OCS-G-1977 #C- 2.

- - ----------

1.   Oil Contract with Phibro termed July 1, 1994 to December 31, 1994.


	    =============================================================


				    EXHIBIT A


OFFSHORE LOUISIANA
VERMILION 267
OPERATOR: FOREST OIL CORPORATION
FOC GWI: .2500000
FOC NRI: .2083333


All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                              Recording
Lease No.         Lessor           Lessee               Date     Data          Description of Properties
________          ______           ______               ____     _________     _____________________________

LO-162014-000003  USA OCS-G 1977   Forest Oil Corp.     9/1/70   Serial No.    N 1/2 of Block 267, Vermilion Area, South Addition,
                                                        								 OCS-G 1977    as shown on Official Leasing Map, Louisiana Map
                                                               									       No. 3B containing 2,500 acres, more or less,
                                                               									       INSOFAR AND ONLY INSOFAR as said lease lies within
                                                               									       the confines of the following described aliquots:
                                                               									       NE/4 of NW/4 of NW/4, NE/4 of NW/4, NE/4 of SE/4 of
                                                               									       NW/4, NE/4 of Block 267. Limited to the strati-
                                                               									       graphic equivalent of 100' above the top of the
                                                               									       K-1 Sand at 9710' MD as seen in OCS-G-1977 #C- 2
                                                               									       down to 100' below the base of the stratigraphic
                                                               									       equivalent of the K-1 Sand at 10,100' MD as seen
                                                               									       in OCS-G-1977 #C- 2.


_________

1. Subject to Operating Agreement dated 9/1/70 by and between Forest Oil Corporation as Operator and CNG Producing as Non-Operator.

2.   Oil Contract with Phibro termed July 1, 1994 to December 31, 1994.


	    =============================================================


				       EXHIBIT A


OFFSHORE LOUISIANA
EAST CAMERON 109 & 110
OPERATOR: FOREST OIL CORPORATION
FOC GWI: .2361000 (FROM ZILKHA)
FOC NRI: .1967500
FOC GWI: .7639000 (FROM TEPCO)
FOC NRI: .6365833

All of Mortgagor's interest in and to the following listed Oil, Gas and Mineral Leases, viz:


FOC                                                              Recording
Lease No.         Lessor           Lessee               Date     Data          Description of Properties
________          ______           ______               ____     _________     _____________________________

LO-192208-000001  USA OCS-G 8645   Transco Exploration  6/1/87   Serial No.    All of Blocks 109 and 110, East Cameron Area,
                            				   & Prod. Co.                   OCS-G-8645    as shown on OCS Leasing Map, Louisiana Map No. 2
                                                              									       containing 4284.10 acres, more or less, INSOFAR
                                                               									       AND ONLY INSOFAR as said lease lies within the
                                                               									       confines of the following described aliquots:

									                                                                      SE/4 of SE/4 of Block 109, NE/4 of NE/4 of NE/4
                                                               									       of Block 110. Limited to 100' above the strati-
                                                               									       graphic equivalent of the top of 7,700' Sand at
                                                               									       7,930' MD as seen in OCS-G-8645 #2 ST-A down to
                                                               									       100' below the base of the stratigraphic
                                                               									       equivalent of the 7,700' Sand at 7,990' MD as
	                                                               								       seen in OCS-G- 8645 #2 ST-A.

                                                               									       SE/4 of NE/4 and N/2 of NE/4 of SE/4 of Block 109.
                                                               									       Limited to 100' above the stratigraphic equivalent
                                                               									       of the top of the 9,300' Sand at 10,156' MD as seen
                                                               									       in OCS-G-8645 #1 down to 100' below the base of the
                                                               									       stratigraphic equivalent of the 9,300' Sand at
                                                               									       10,380' MD as seen in OCS-G- 8645 #1, and

									                                                                      Limited to 100' above the stratigraphic equivalent
                                                               									       of the 10,300' Sand at 10,552' MD as seen in OCS-G-
                                                               									       8645 #3 and 100' below the base of the stratigraphic
                                                               									       equivalent of the 10,300' Sand at 10,645' MD as seen
                                                               									       in OCS-G-8645 #3.


- - ---------

That portion of Forest Oil Corporation interest which was acquired from TEPCO is subject to the following:

1. Conveyance of Production Payment (amended and restated) to Cactus Hydrocarbon III Limited Partnership dated Novmeber 9, 1993 recorded in Volume ____, Page ____ of the records of Cameron Parish, Louisiana.

2. Production and Delivery Agreement (amended and restated) with Cactus Hydrocarbon III Limited Partnership dated November 9, 1993 recorded in Volume ____, Page ____ of the records of Cameron Parish, Louisiana.

3. Amendment to and Restatement of Conveyance of Production Payment to Enron Reserve Acquisition Corp. dated November 9, 1993, recorded in Volume ______, Page ____ of the records of Cameron Parish, Louisiana.

4. Amendment to and Restatement of Production and Delivery Agreement dated November 9, 1993, recorded in Volume ____, Page ____ of the records of Cameron Parish, Louisiana.

5. Gas Purchase contract with Enron Gas Marketing, Inc. termed April 1, 1994 to October 1, 1994.

That portion of Forest Oil Corporation interest which was acquired from Zilkha is subject to the following:

1. Program Agreement dated June 30, 1987,effective as of March 1, 1987, between TXP Operating Company and Zilkha Energy Company.

2. Offshore Operating Agreement dated effective June 1, 1987, by and between TXP Operating Company, Operator, and Zilkha Energy Company, Non-Operator.

3. Ratification and Amendment of Offshore Operating Agreement dated effective June 1, 1989, by and between Transco Exploration and Production Company and Zilkha Energy Company.

4. Assignment dated effective June 1, 1987, by and between TXP Operating Company,signor, and Zilkha Energy Company, Assignee.

5. Letter Agreement dated September 26, 1990, by and between Zilkha Energy Company and Transco Exploration and Production Company, covering the sales of natural gas from East Cameron Block 109 and Vermilion Block 101.


     ================================================================